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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-54085 of Quanex Corporation on Form S-8 of our report dated June 1, 1999, appearing in the Annual Report of Form 11-K of the Nichols-Homeshield 401(k) Savings Plan - Davenport for the year ended December 31, 1998.


/s/ DELOITTE & TOUCHE LLP
-------------------------
DELOITTE & TOUCHE LLP

Houston, Texas
June 28, 1999